Exhibit 99.1

June 3, 2020

Seagate Announces Cash Tender Offers for Certain Outstanding Debt Securities

FREMONT, CA - June 3, 2020 - Seagate HDD Cayman (the “Company”), a subsidiary of Seagate Technology plc (NASDAQ: STX), today announced the commencement of cash tender offers (each, a “Tender Offer” and together the “Tender Offers”) for (i) up to an aggregate principal amount of $225,000,000 (the “2023 Note Cap”) of its 4.750% Senior Notes due 2023 (the “2023 Notes”) and (ii) up to $275,000,000 in aggregate principal amount (the “2022 Note Cap” and, together with the 2023 Note Cap, the “Tender Caps”) of its 4.250% Senior Notes due 2022 (the “2022 Notes”, and together with the 2023 Notes, the “Notes”, and each a “series” of Notes), up to a maximum aggregate principal amount of $500,000,000 (the “Maximum Tender Amount”), from each registered holder of the Notes (individually, a “Holder” and collectively, the “Holders”). The Tender Offers are being made pursuant to and are subject to the terms and conditions, including a financing condition, set forth in the Offer to Purchase dated June 3, 2020 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”). The purpose of the Tender Offers is to reduce the Company’s refinancing risk by refinancing a portion of the Company’s outstanding Notes with term debt that has a later maturity date. Notes purchased in each Tender Offer will be retired and cancelled. The Company expects to use cash on hand and proceeds from the offering of a new series of senior notes due 2031 to effect the purchase of validly tendered Notes pursuant to the Tender Offers. Such offering will only be made pursuant to a separate confidential offering memorandum and nothing contained herein shall constitute an offer to purchase such notes.

The following table sets forth certain information regarding the Notes and the Tender Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Principal Amount) (1)	Tender Offer Consideration	Early Tender Premium (per $1,000)	Total Consideration (2)
4.750% Senior Notes due 2023	81180WAH4	$723,788,000	$225,000,000	$1,027.50	$50.00	$1,077.50

4.250% Senior Notes due 2022	81180WAV3	$477,435,000	$275,000,000	$1,000.00	$50.00	$1,050.00

(1)	Acceptance of the Notes are subject to the Maximum Tender Amount and relevant Tender Cap.
(2)	The Total Consideration, which will be determined as set forth herein, will be inclusive of the Early Tender Premium but exclusive of Accrued Interest (as defined herein).

Each Offer will expire at 11:59 p.m., New York City time, on June 30, 2020, or any other date and time to which the Company extends such Tender Offer (such date and time, as may be extended, the “Expiration Date”), unless earlier terminated. Holders must validly tender their Notes at or prior to 5:00 p.m., New York City time, on June 16, 2020 (the “Early Tender Deadline”) to be eligible to receive the applicable Total Consideration (as defined herein), which includes an early tender premium of $50.00 per $1,000 principal amount of the Notes accepted for purchase pursuant to the Tender Offers (the “Early Tender Premium”). If Holders tender their Notes after the applicable Early Tender Deadline, but on or prior to the Expiration Date, with respect to any Notes accepted for purchase you will be eligible to receive the applicable Tender Offer Consideration, which is an amount equal to the applicable Total Consideration minus the Early Tender Premium.

Notes may be withdrawn on or prior to, but not after, 5:00 p.m., New York City time, on June 16, 2020 (such date and time, as may be extended with respect to the Tender Offers the “Withdrawal Deadline”). Each Tender Offer is subject to the satisfaction or waiver of the conditions, including, without limitation, the financing condition.

Payment for Notes that are validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase will be made promptly following the Early Tender Deadline (such date of payment, the “Early Settlement Date”). Payment for Notes that are validly tendered after the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase will be made promptly following such Expiration Date (such date, the “Final Settlement Date”). No tenders will be valid if submitted after the Expiration Date. The Early Settlement Date and the Final Settlement Date are each referred to as a “Settlement Date.”

The “Total Consideration” per $1,000 principal amount for a series of Notes validly tendered and not validly withdrawn, and that are accepted for purchase pursuant to the relevant Tender Offer will be the amount specified in the table above and in the Offer to Purchase.

In addition to the applicable Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Notes accepted for purchase will also receive accrued and unpaid interest rounded to the nearest cent, on such $1,000 principal amount of Notes, from the last applicable interest payment date up to, but not including, the applicable Settlement Date (the “Accrued Interest”).

Notes of a series may be subject to proration (rounded down to the nearest $1,000 and to avoid the purchase of Notes in a principal amount other than $2,000 or in an integral multiple of $1,000 in excess thereof) if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn is greater than the Maximum Tender Amount or applicable Tender Cap. Furthermore, if a Tender Offer is fully subscribed as of the Early Tender Deadline, Holders who validly tender Notes of the applicable series after such Early Tender Deadline will not have any of their Notes of such series accepted for purchase. Depending on the amount tendered and the applicable proration factor applied, if the principal amount of Notes returned to a Holder as a result of proration would result in less than the minimum authorized denomination of $2,000 being returned to such Holder, the Company will either accept or reject all of such Holder’s validly tendered Notes.

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in each Tender Offer is subject to the satisfaction or waiver of certain conditions, including a financing condition, as described in the Offer to Purchase. The Company reserves the absolute right, subject to applicable law, to: (i) waive the financing condition or any or all other conditions to the Tender Offers; (ii) extend or terminate each Tender Offer; (iii) increase or eliminate the Maximum Tender Amount and increase, decrease or eliminate the Tender Caps without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Tender Offers in any respect. The Company may amend or modify a Tender Offer, or extend the Early Tender Deadline, Withdrawal Deadline, Early Settlement Date, Expiration Date, or Final Settlement Date with respect to a Tender Offer, without amending or modifying or extending such deadline or date with respect to the other Tender Offers.

Information Relating to the Tender Offers

Morgan Stanley and BofA Securities are acting as the dealer managers for the Tender Offers. The information agent and tender agent for the Tender Offers is Global Bondholder Services Corp. Copies of the Offer to Purchase, Letter of Transmittal, and related offering materials are available by contacting Global Bondholder Services Corp. at (866) 470-4300 (toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Tender Offers should be directed to Morgan Stanley at (212) 761-1057 (collect) or (800) 624-1808 (toll-free) and BofA Securities at (980) 387-3907 (collect) or (888) 292-0070 (toll-free).

This press release shall not constitute an offer to sell, a solicitation to buy, or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Seagate

Seagate crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data management solutions with a focus on sustainable partnerships.

© 2020 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the cash tender offers for certain outstanding senior notes of the Company and its offering of a new series of senior notes due 2031. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.